Exhibit 4.6

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of June 4, 2020 by and among Molecular Templates, Inc., a Delaware corporation (the “Company”), and each Selling Stockholder set forth on the signature pages hereto (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”). The Company and the Selling Stockholders may each be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, each of the Selling Stockholders currently holds shares of capital stock of the Company that are not currently registered for resale with the Securities and Exchange Commission (the “SEC”); and

WHEREAS, the board of directors of the Company has determined that it is desirable and in the best interests of the Company to grant resale registration rights to the Selling Stockholders as set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Registration.

(a) Registration Statement.

(i) Resale Registration Statement. The Company shall promptly file with the SEC, to include (by way of filing, amendment or otherwise) the securities held by the Selling Stockholders as set forth on Annex 1 hereto (the “Registrable Securities”) on a registration statement on Form S-3 so as to cover the resale of the Registrable Securities (the “Registration Statement”). The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Selling Stockholders and their counsel, if applicable, prior to its filing or other submission.

(ii) Alternative Form of Registration Statement. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the holders of a majority of the Registrable Securities then held by Selling Stockholders (the “Required Holders”) and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(iii) Expenses. The Company will pay all reasonable expenses associated with effecting the registration of the Registrable Securities pursuant to, and otherwise complying with its obligations under, this Section 1, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold. The Selling Stockholders shall bear their own expenses, including with respect to any counsel to the Selling Stockholders, if applicable.

(b) Effectiveness.

(i) The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after filing, and shall notify the Selling Stockholders by e-mail after the Registration Statement is declared effective and shall provide the Selling Stockholders with copies of any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(ii) The Company may suspend the use of any prospectus included in the Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the Registration Statement or the related prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading (a “Delay”); provided, that the Company shall promptly (a) notify each Selling Stockholder in writing of the commencement of such Delay, but shall not (without the prior written consent of a Selling Stockholder) disclose to such Selling Stockholder any material non-public information giving rise to such Delay and (b) advise the Selling Stockholders in writing to cease all sales under the Registration Statement until the end of such Delay.

(c) Rule 415; Cutback. If at any time the SEC informs the Company that all of the Registrable Securities cannot, based on the provisions of Rule 415 under the Securities Act, be registered for resale as a secondary offering on a single registration statement, or requires any Selling Stockholder to be named as an “underwriter,” the Company shall use its commercially reasonable efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Selling Stockholders is an “underwriter.” In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2(c), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Selling Stockholder as an “underwriter” in such Registration Statement without the prior written consent of such Selling Stockholder. Any cut-back imposed on the Selling Stockholders pursuant to this Section 2(c) shall be allocated among the Selling Stockholders on a pro rata basis, in each case subject to a determination by the SEC that certain Selling Stockholders must be reduced first based on the number of Registrable Securities held by such Selling Stockholders. For the avoidance of doubt, for purposes of this Section 2(c), the term “commercially reasonable efforts” shall not require the Company to institute or maintain any action, suit or proceeding against the SEC or any member of the Staff of the SEC. In the event the Company amends the Registration Statement or files a new registration statement, as the case may be, to remove the Cut Back Shares, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by SEC, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the initial Registration Statement, as amended, or the new registration statement (and any such new registration statement shall be deemed a “Registration Statement” hereunder).

(d) Notwithstanding anything in this Agreement to the contrary, the Company may, by written notice to the Selling Stockholders, suspend sales under the Registration Statement after the effective date thereof and/or require that the Selling Stockholders immediately cease the sale of any Registrable Securities, pursuant thereto if the Company is engaged in a material merger, acquisition or sale or any other pending development that the Company believes may be material. Upon receipt of such notice, each Selling Stockholder shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such Selling Stockholder is advised in writing by the Company that the current prospectus or amended prospectus, as applicable, may be used. Immediately after the end of any suspension period under this Section 2(c), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the Registration Statement and the ability of the Selling Stockholders to publicly resell their Registrable Securities pursuant to such effective Registration Statement.

2. Company Obligations. In accordance with Section 1, the Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will:

(a) use commercially reasonable efforts to cause such Registration Statement to become effective pursuant to the terms of Section 1 hereof and prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the prospectus as may be necessary to keep the Registration Statement effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, (ii) the third anniversary of the effectiveness of the Registration Statement, or (iii) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144 (or any successor thereto) promulgated under the Securities Act , and to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the distribution of all of the Registrable Securities covered thereby;;

(b) furnish to the Selling Stockholders and their legal counsel, if applicable, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company one (1) copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Selling Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Stockholder that are covered by the Registration Statement;

(c) immediately notify the Selling Stockholders upon discovery that, or upon the happening of any event as a result of which, the prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such prospectus as may be necessary so that such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(e) promptly make available for inspection by the Selling Stockholders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Stockholders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith; and

(f) otherwise comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act.

3. Obligations of the Selling Stockholders.

(a) Each Selling Stockholder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least three (3) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Selling Stockholder of the information the Company requires from such Selling Stockholder. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Selling Stockholder that (i) such Selling Stockholder furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities, and (ii) the Selling Stockholder execute such documents in connection with such registration as the Company may reasonably request.

(b) Each Selling Stockholder agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.

(c) Each Selling Stockholder agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Delay pursuant to Section 1(b)(ii) or (ii) to the happening of an event pursuant to Section 2(c) hereof, such Selling Stockholder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Selling Stockholder is advised by the Company that such dispositions may again be made.

(d) Each Selling Stockholder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

4. Indemnification.

(a) Indemnification by the Company. In the event that any Registrable Securities are included in the Registration Statement pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Stockholder whose Registrable Securities are included in the Registration Statement and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Selling Stockholder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in the Registration Statement, any preliminary prospectus (if used prior to the effective date of such Registration Statement) or final prospectus, or any amendment or supplement thereof; (ii) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (iii) any failure to register or qualify the Registrable Securities included in the Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on a Selling Stockholder’s behalf and will reimburse such Selling Stockholder, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based solely upon (w) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information pertaining to such Selling Stockholder and furnished in writing by such Selling Stockholder or any such controlling person specifically for use in such Registration Statement or prospectus, (x) the use by a Selling Stockholder of an outdated or defective prospectus after the Company has validly notified such Selling Stockholder in writing that the prospectus is outdated or defective, (y) a Selling Stockholder’s (or any other indemnified Person’s) failure to send or give a copy of the prospectus or supplement (as then amended or supplemented), if required (and not exempted) to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities if such statement or omission was corrected in such prospectus or supplement, or (z) amounts paid in settlement of any loss, claim, damage or liability if such settlement is effected without the prior written consent of the Company unless, in accordance with Section 6(c) below, such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of the proceeding.

(b) Indemnification by the Selling Stockholders. Each Selling Stockholder agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act), to the same extent and in the same manner as is set forth in Section 4(a), against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information pertaining to such Selling Stockholder and furnished in writing by such Selling Stockholder to the Company specifically for inclusion in the Registration Statement or prospectus or amendment or supplement thereto. In no event shall the liability of a Selling Stockholder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Selling Stockholder in connection with any claim relating to this Section 4 and the amount of any damages such Selling Stockholder has otherwise been required to pay by reason of such untrue statement or omission) received by such Selling Stockholder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.

No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and such settlement does not include any non-monetary limitation on the actions of any indemnified party or any of its affiliates or any admission of fault or liability on behalf of any such indemnified party.

Subject to the terms of this Agreement, all fees and expenses of the indemnified party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 4) shall be paid to the indemnified party, as incurred, within twenty (20) business days of written notice thereof to the indemnifying party; provided, that the indemnified party shall promptly reimburse the indemnifying party for that portion of such fees and expenses applicable to such actions for which such indemnified party is finally judicially determined to not be entitled to indemnification hereunder).

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

(e) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Selling Stockholders under this Subsection 4 shall survive the completion of any offering of Registrable Securities in a registration under this Agreement, and otherwise shall survive the termination of this Agreement.

5. Miscellaneous.

(a) Amendments and Waivers. This Agreement may be amended, and any term hereof may be waived, only by a writing signed by the Company and the Required Holders.

(b) Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement will be in writing and will be deemed properly delivered, given and received: (a) if sent on a business day by email before 11:59 p.m. (recipient’s time), when transmitted and (b) if sent by email on a day other than a business day, or if sent by email after 11:59 p.m. (recipient’s time), on the business day following the date when transmitted, in each case to the address set forth beneath the name of such party on the signature pages attached hereto.

(c) Assignments and Transfers by Selling Stockholders. The provisions of this Agreement shall be binding upon and inure to the benefit of the Selling Stockholders. A Selling Stockholder may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Selling Stockholder to such person, provided that such Selling Stockholder complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

(d) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(e) Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

(f) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(g) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(h) Further Assurances. The Parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(i) Entire Agreement. This Agreement is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the Parties with respect to such subject matter.

(j) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular mater, any state or federal court within the State of Delaware) for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each Party irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first above written.

The Company:	MOLECULAR TEMPLATES, INC.

	By:	/s/ Eric E. Poma
	Name:	Eric E. Poma
	Its:	Chief Executive Officer Email Address:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first above written.

Selling Stockholder:	SANTÉ HEALTH VENTURES ANNEX FUND, L.P.

	By:	SHV Annex Services, LP
	Its:	General Partner

	By:	SHV Management Services, LLC
	Its:	General Partner

	By:	/s/ Kevin Lalande
	Name:	Kevin Lalande
	Title:	Managing Member

Email Address:

Selling Stockholder:	SANTÉ HEALTH VENTURES I, L.P.

	By:	SHV Management Services, LP
	Its:	General Partner

	By:	SHV Management Services, LLC
	Its:	General Partner

	By:	/s/ Kevin Lalande
	Name:	Kevin Lalande
	Title:	Managing Member

Email Address:

Selling Stockholder:	SHV MANAGEMENT SERVICES, LP

	By:	SHV Management Services, LLC
	Its:	General Partner

	By:	/s/ Kevin Lalande
	Name:	Kevin Lalande
	Title:	Managing Member

Email Address:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first above written.

Selling Stockholder:	LONGITUDE VENTURE PARTNERS III, L.P.

	By:	Longitude Capital Partners, LLC
	Its:	General Partner

	By:	/s/ Patrick Enright
	Name:	Patrick Enright
	Its:	Managing Director

Email Address:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first above written.

Selling Stockholder:	CDK ASSOCIATES L.L.C.

	By: Its:	Caxton Corporation Manager

	By:	/s/ Karen Cross
	Name:	Karen Cross
	Its:	Vice President and Controller

Email Address:

[Signature Page to Registration Rights Agreement]

Annex 1

Selling Stockholder Name	Shares to be Registered for Resale
SANTÉ HEALTH VENTURES ANNEX FUND, L.P.	855,010
SANTÉ HEALTH VENTURES I, L.P.	6,558,678
SHV MANAGEMENT SERVICES, LP	50,000
LONGITUDE VENTURE PARTNERS III, L.P.	937,500
CDK ASSOCIATES L.L.C.	1,039,204